Exhibit 5.1
Ethan E. Christensen
(858) 550-6076
christensene@cooley.com
April 9, 2010
Ardea Biosciences, Inc.
4939 Directors Place
San Diego, CA 92121
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the offering by Ardea Biosciences, Inc., a Delaware corporation (the “Company”), of up to 4,025,000 shares of the Company’s common stock, par value $0.001 (the “Shares”), including up to 525,000 shares of common stock that may be sold pursuant to the exercise of an over-allotment option, pursuant to a Registration Statement on Form S-3 (Registration No. 333-159279) (the “Initial Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), a Registration Statement on Form S-3 (No. 333-165909) filed with the Commission pursuant to Rule 462(b) of the Act (the “462(b) Registration Statement” and collectively with the Initial Registration Statement, the “Registration Statements”),the prospectus dated June 5, 2009 (the “Base Prospectus”) and the prospectus supplement dated April 6, 2010, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the “Prospectus Supplement”). (The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.”) The Shares are to be sold by the Company as described in the Registration Statements and the Prospectus.
In connection with this opinion, we have examined and relied upon the Registration Statements and the Prospectus, the Company’s Restated Certificate of Incorporation and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statements and the Prospectus, will be validly issued, fully paid and nonassessable.
4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

Ardea Biosciences, Inc.
April 9, 2010
Page Two
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statements.
Very truly yours,
Cooley Godward Kronish llp

By:	/s/ Ethan E. Christensen
Ethan E. Christensen, Esq.

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM